UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTEC PARENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3158720
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-255389

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock of Intec Parent, Inc. (the “Company”). The description of the common stock contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on April 20, 2021, as amended from time to time (File No. 333-255389) (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 23, 2021

INTEC PARENT, INC.

By:	/s/ Jeffrey Meckler
Jeffrey Meckler
Chief Executive Officer

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